Exhibit 32
SECTION 1350 CERTIFICATIONS
In connection with the Quarterly Report of RadioShack Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, David J. Edmondson, Chief Executive Officer of the Company, and David G. Barnes, Chief Financial Officer of the Company, certify to our knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.
/s/ David J. Edmondson
David J. Edmondson
Chief Executive Officer
August 8, 2005
/s/ David G. Barnes
David G. Barnes
Chief Financial Officer
August 8, 2005
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.